Alexandria Real Estate Equities, Inc. Earnings Press Release and Supplemental Information

THIRD QUARTER ENDED SEPTEMBER 30, 2017

Unique Collaborative Life Science & Technology Campuses in Urban Innovation Clusters

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

Lilly

NYSE:ARE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017

CONFERENCE CALL INFORMATION:

Tuesday, October 31, 2017
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(877) 270-2148 or (412) 902-6510
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	i

Best-in-Class, Unique Urban Office REIT

ARE S&P 500®

50% of ARE's Annual Rental Revenue[1] is from Investment-Grade Tenants

77% of ARE's Top 20 Tenants' Annual Rental Revenue[1] Is from Investment-Grade Tenants

78% of ARE's Annual Rental Revenue[1] is from Class A Properties in AAA Locations

NAREIT COMMUNICATIONS & REPORTING EXCELLENCE

ALEXANDRIA REAL ESTATE EQUITIES, INC.

LARGE CAP EQUITY REIT

2015 & 2016 GOLD AWARDS

BACK-TO-BACK GOLD AWARDS

BEST-IN-CLASS

Transparency, Quality, and Efficiency of Disclosures and Reporting

GRESB® Green Star 2017

Class A Properties in AAA Locations

S&P 500® Investment-Grade REIT

– Moody's: Baa2 / Stable; S&P Global: BBB / Stable

Internal Growth – Same Property Net Operating Income Growth

– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA locations

– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Management of Balance Sheet

Unique Underwriting Expertise and Experience

– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team with Deep Expertise and Experience, and Key Relationships with the Real Estate, Life Science, and Technology Industries

High-Quality Growth in Cash Flows, Funds from Operations, and Net Asset Value per Share, and Increasing Common Stock Dividends

(1) Represents annual rental revenue in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	ii

Table of Contents
September 30, 2017

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of this Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	iii

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter Ended September 30, 2017, Financial and Operating Results
Strong Internal and External Growth and
Significant Near-Term Contractual Rent Growth

PASADENA, Calif. – October 30, 2017 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the third quarter ended September 30, 2017.

Key highlights

“Green Star” designation from the Global Real Estate Sustainability Benchmark (“GRESB”)
In 3Q17, we were awarded a “Green Star” designation by GRESB and recognized as the top-ranked company in the U.S. in the GRESB Health & Well-being Module for our practices promoting the health, safety, and well-being of our tenants, employees, and partners.

Increased common stock dividend
Common stock dividend for 3Q17 of $0.86 per common share, up 6 cents, or 8%, over 3Q16; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth

•	Total revenues:

•	$285.4 million, up 23.9%, for 3Q17, compared to $230.4 million for 3Q16

•	$829.3 million, up 23.3%, for YTD 3Q17, compared to $672.5 million for YTD 3Q16

•	Continued substantial leasing activity and strong rental rate growth, in light of minimal contractual lease expirations for 2017, and a highly leased value-creation pipeline:

	3Q17	YTD 3Q17
Total leasing activity – RSF	786,925	3,189,483
Lease renewals and re-leasing of space:
Rental rate increases	24.2%	25.2%
Rental rate increases (cash basis)	10.0%	13.3%
RSF (included in total leasing activity above)	448,472	1,931,477

•	Executed key leases during 3Q17:

•	199,846 RSF at our development project at 100 Binney Street in our Cambridge submarket, including 130,803 RSF leased to Facebook, Inc.

•	153,203 RSF renewal and expansion at 455 Mission Bay Boulevard South, with Nektar Therapeutics in our Mission Bay/SoMa submarket

•	84,550 RSF at 10300 Campus Point Drive in our University Town Center submarket

•	Same property net operating income growth:

•	2.2% and 7.8% (cash basis) for 3Q17, compared to 3Q16

•	2.3% and 6.2% (cash basis) for YTD 3Q17, compared to YTD 3Q16

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	3Q17 key development projects placed into service, weighted toward the end of the quarter:

•
341,776 RSF, 100% leased to Bristol-Myers Squibb Company and Facebook, Inc. at 100 Binney Street in our Cambridge submarket; expect delivery of the remaining 91,155 RSF, 100% leased in 1Q18; improvements in initial stabilized yield and initial stabilized yield (cash basis) of 50 and 40 bps to 8.2% and 7.4%, respectively, primarily driven by 18% cost savings from (i) redesign of space, (ii) competitive bidding and project management, and (iii) lower amount of office/laboratory space and higher office space; and

•	17,620 RSF leased to ClubCorp Holdings, Inc. at 400 Dexter Avenue North in our Lake Union submarket.

•	81% leased on 1.5 million RSF development and redevelopment projects undergoing construction.

•	Deliveries of new Class A properties drive significant growth in net operating income:

Delivery Date	RSF	Percentage Leased	Incremental Annual Net Operating Income
YTD 3Q17	663,672	100%	$51 million
4Q17	651,738	95%	$38 million to $42 million

•
Development and redevelopment projects recently placed into service will drive contractual growth in cash rents aggregating $70 million, of which $60 million will commence through 3Q18 ($10 million in 4Q17, $23 million in 1Q18, $14 million in 2Q18, and $13 million in 3Q18).

•
Completed strategic acquisitions of four development and redevelopment properties during 3Q17 for an aggregate purchase price of $110.7 million, consisting of: (i) a future development project aggregating 280,000 RSF in our South San Francisco submarket, (ii) two properties aggregating 203,757 RSF, including 59,173 RSF of space undergoing redevelopment in our Route 128 submarket, and (iii) a redevelopment project consisting of 45,039 RSF in our Rockville submarket.

				YTD
Operating results	3Q17	3Q16	Change	3Q17	3Q16	Change
Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In millions	$51.3	$5.5	N/A	$108.6	$(126.0)	N/A
Per share	$0.55	$0.07	N/A	$1.20	$(1.69)	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$140.8	$107.6	30.8%	$407.5	$305.8	33.3%
Per share	$1.51	$1.39	8.6%	$4.49	$4.09	9.8%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	1

Third Quarter Ended September 30, 2017, Financial and Operating Results (continued)
September 30, 2017

Items included in net income (loss) attributable to Alexandria’s common stockholders (amounts are shown after deducting any amounts attributable to noncontrolling interests):
					YTD
(In millions, except per share amounts)	3Q17	3Q16	3Q17	3Q16	3Q17	3Q16	3Q17	3Q16
	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Gain on sales of real estate	$14.1	$0.1	$0.15	$—	$14.5	$0.1	$0.15	$—
Gain on sales of non-real estate investments	—	—	—	—	—	4.4	—	0.06
Impairment of:
Rental properties	—	(6.3)	—	(0.08)	(0.2)	(94.7)	—	(1.27)
Land parcels	—	(1.8)	—	(0.02)	—	(98.0)	—	(1.32)
Non-real estate investments	—	(3.1)	—	(0.04)	(4.5)	(3.1)	(0.05)	(0.04)
Loss on early extinguishment of debt	—	(3.2)	—	(0.04)	(0.7)	(3.2)	(0.01)	(0.04)
Preferred stock redemption charge	—	(13.1)	—	(0.17)	(11.3)	(25.6)	(0.12)	(0.34)
Total	$14.1	$(27.4)	$0.15	$(0.35)	$(2.2)	$(220.1)	$(0.03)	$(2.95)
Weighted-average shares of common stock outstanding – diluted			93.3	77.4			90.8	74.5

See “Definitions and Reconciliations” on page 50 of our Supplemental Information for additional information.

Core operating metrics and internal growth as of 3Q17

•	Percentage of annual rental revenue in effect from:

•	Investment-grade tenants: 50%

•	Class A properties in AAA locations: 78%

•	Occupancy in North America: 96.1%

•	Operating margin: 71%

•	Adjusted EBITDA margin: 68%

•	Weighted-average remaining lease term of Top 20 tenants: 13.2 years

•	See “Strong internal growth” in the key highlights section on page 1 of this Earnings Press Release for information on our leasing activity, rental rate growth, and net operating income.

External growth
See page 1 of this Earnings Press Release for key highlights.

Balance sheet management

Key metrics	3Q17
Total market capitalization	$16.1	billion
Liquidity	$1.7	billion

Net debt to Adjusted EBITDA:
Quarter annualized	6.1x
Trailing 12 months	6.4x

Fixed-charge coverage ratio:
Quarter annualized	4.1x
Trailing 12 months	4.0x

Unhedged variable-rate debt as a percentage of total debt	12%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	12%

Key capital events

•
In August 2017, we entered into an “at the market” common stock offering program (“ATM program”), which allows us to sell up to an aggregate of $750.0 million of our common stock. During 3Q17, we sold an aggregate of 2.1 million shares of common stock for gross proceeds of $249.9 million, or $119.94 per share, and received net proceeds of $245.8 million. As of 3Q17, we had $500.1 million available for future sales of common stock under the ATM program.

Corporate social responsibility and industry leadership

•	48% of total annual rental revenue is expected from Leadership in Energy and Environmental Design (“LEED®”) certified projects upon completion of 13 in-process projects.

•
In 3Q17, we were awarded a “Green Star” designation by GRESB and recognized as the top-ranked company in the U.S. in the GRESB Health & Well-being Module for our practices promoting the health, safety, and well-being of our tenants, employees, and partners. Our GRESB score exceeded that of both the U.S. listed average REIT and the global GRESB average.

•
In 3Q17, we expanded our support of the U.S. military with the kickoff of the future headquarters of The Honor Foundation in San Diego, in partnership with the Navy SEAL Foundation. We will provide 8,000 RSF of collaborative and innovative space at 11055 Roselle Street located in our Sorrento Valley submarket, where the organization will offer programs and events to help transition Navy SEALs and other U.S. Special Operations personnel back into private-sector jobs and careers.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	2

Acquisitions
September 30, 2017
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Anticipated Use	Occupancy	Square Footage			Purchase Price
						Operating	Redevelopment	Future Development

1H17:
325 Binney Street	Cambridge/Greater Boston	3/29/17	—	Office/lab, residential	N/A	—	—	208,965	$80,250
88 Bluxome Street	Mission Bay/SoMa/San Francisco	1/10/17	1	Office/lab	100%	232,470	—	1,070,925	130,000
960 Industrial Road	Greater Stanford/San Francisco	5/17/17	1	Office/lab	100%	195,000	—	500,000	64,959
825 and 835 Industrial Road	Greater Stanford/San Francisco	6/1/17	—	Office/lab	N/A	—	—	530,000	85,000
1450 Page Mill Road (1)	Greater Stanford/San Francisco	6/1/17	1	Office	100%	77,634	—	—	85,300
3050 Callan Road and Vista Wateridge	Torrey Pines/Sorrento Mesa/ San Diego	3/24/17	—	Office/lab	N/A	—	—	229,000	8,250
5 Laboratory Drive	Research Triangle Park/RTP	5/25/17	1	Office/lab	N/A	—	175,000	—	8,750
			4			505,104	175,000	2,538,890	462,509
3Q17:
266 and 275 Second Avenue	Route 128/Greater Boston	7/11/17	2	Office/lab	100%	144,584	59,173	—	71,000
201 Haskins Way	South San Francisco/ San Francisco	9/11/17	1	Office/lab	100%	23,840	—	280,000	33,000
9900 Medical Center Drive	Rockville/Maryland	8/4/17	1	Office/lab	N/A	—	45,039	—	6,700
			4			168,424	104,212	280,000	110,700
Pending:
1455 and 1515 Third Street (acquisition of remaining 49% interest)	Mission Bay/SoMa/San Francisco	11/10/16	2	Ground lease	100%	422,980	—	—	37,800	(2)
Other									60,000
							279,212	2,818,890	$671,009

We expect to provide total estimated costs at completion and related yields of development and redevelopment projects in the future.

(1)
Technology office building, subject to a 51-year ground lease, located in Stanford Research Park, a collaborative business community that supports innovative companies in their research and development pursuits. This recently constructed building is 100% leased to Infosys Limited for 12 years, and we expect initial stabilized yields of 7.3% and 5.8% (cash basis).

(2)
Acquisition of the remaining 49% interest in our unconsolidated real estate joint venture with Uber Technologies, Inc. (“Uber”) was completed in November 2016. A portion of the consideration is payable in three equal installments upon Uber’s completion of construction milestones. The first installment of $18.9 million was paid in 2Q17. We expect the second and third installments to be paid in 4Q17 and 1Q18, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	3

Dispositions
September 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Date of Sale	RSF	Net Operating Income (1)	Net Operating Income (Cash Basis) (1)	Contractual Sales Price	Gain

6146 Nancy Ridge Drive/San Diego/Sorrento Mesa	1/6/17	21,940	N/A	N/A	$3,000	$270
1401/1413 Research Boulevard/Maryland/Rockville (2)	5/17/17	90,000	N/A	N/A	7,937	111
360 Longwood Avenue/Greater Boston/Longwood Medical Area (3)	7/6/17	203,090	$4,313	$4,168	65,701	14,106
					$76,638	$14,487

(1)	Represents annualized amounts for the quarter ended prior to the date of sale. Net operating income (cash basis) excludes straight-line rent and amortization of acquired below-market leases.

(2)
In May 2017, we completed the sale of a partial interest in our land parcels at 1401/1413 Research Boulevard, located in our Rockville submarket. The sale was executed with a distinguished retail real estate developer for the development of a 90,000 RSF retail shopping center. We contributed the land parcels at a fair value of $7.9 million into a new entity, our partner contributed $3.9 million, and we received a distribution of $0.7 million. In addition, the real estate joint venture obtained a non-recourse secured construction loan with aggregate commitments of $25.0 million, which is expected to fund the remaining construction costs to complete the project, and we do not expect to make additional equity contributions to the real estate joint venture.

(3)
Represents the sale of a condominium interest for 49% of the building RSF, or 203,090 RSF, in our unconsolidated real estate joint venture property. Net operating income, net operating income (cash basis), and contractual sales price represent our 27.5% share related to the sale of the condominium interest. In August 2017, the unconsolidated real estate joint venture entered into a mortgage loan agreement, secured by the remaining interest in the property. During the nine months ended September 30, 2017, we received a cash distribution of $38.8 million from the joint venture, primarily from the condominium sale and loan refinancing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	4

Guidance
September 30, 2017
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2017. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 6 of this Earnings Press Release.

Summary of Key Changes in Guidance	As of 10/30/17	As of 7/31/17	Summary of Key Changes in Guidance	As of 10/30/17	As of 7/31/17
EPS, FFO per share, and FFO per share, as adjusted	See below	See below	Rental rate increase up 1%	20.5% to 23.5%	19.5% to 22.5%
Key sources and uses of capital	See update below		Rental rate increase (cash basis) up 3%	10.5% to 13.5%	7.5% to 10.5%

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/30/17	As of 7/31/17
Earnings per share	$1.57 to $1.59	$1.40 to $1.46
Depreciation and amortization	4.45	4.45
Less: our share of gain on sale of real estate from unconsolidated JVs	(0.15)	—
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share	$5.83 to $5.85	$5.81 to $5.87
Add: impairment of non-real estate investments (1)	0.05	0.05
Add: loss on early extinguishment of debt	0.01	0.01
Add: preferred stock redemption charge (2)	0.12	0.12
Funds from operations per share, as adjusted	$6.01 to $6.03	$5.99 to $6.05

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2017	96.6%	97.2%

Lease renewals and re-leasing of space:
Rental rate increases	20.5%	23.5%
Rental rate increases (cash basis)	10.5%	13.5%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	5.5%	7.5%

Straight-line rent revenue	$107	$112
General and administrative expenses (7)	$68	$73
Capitalization of interest (7)	$48	$58
Interest expense (7)	$131	$141

Key Credit Metrics	As of 10/30/17
Net debt to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Net debt and preferred stock to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Fixed-charge coverage ratio – 4Q17 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2017	Less than 10%

Key Sources and Uses of Capital	Range		Midpoint		Key Items Remaining after 9/30/17
Sources of capital:
Net cash provided by operating activities after dividends	$115	$135	$125
Incremental debt	388	298	343
Real estate dispositions and common equity	1,080	1,350	1,215	(3)
Total sources of capital	$1,583	$1,783	$1,683
Uses of capital:
Construction	$815	$915	$865		$243
Acquisitions	620	720	670	(4)	$79	(5)
7.00% Series D preferred stock repurchases	18	18	18	(6)
6.45% Series E preferred stock redemption	130	130	130
Total uses of capital	$1,583	$1,783	$1,683
Incremental debt (included above):
Issuance of unsecured senior notes payable	$425	$425	$425
Borrowings – secured construction loans	200	250	225
Repayments of secured notes payable	(5)	(10)	(8)
Repayment of unsecured senior bank term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	(32)	(167)	(99)
Incremental debt	$388	$298	$343

(1)	Primarily related to two non-real estate investments in 2Q17.

(2)
Includes charges aggregating $5.8 million related to the repurchases of 501,115 outstanding shares of our Series D Convertible Preferred Stock in 1Q17. Additionally, in March 2017, we announced the redemption of our Series E Redeemable Preferred Stock and recognized a $5.5 million preferred stock redemption charge. We completed the redemption in April 2017. Excludes any charges related to future repurchases of our Series D Convertible Preferred Stock.

(3)
Includes 6.2 million shares of our common stock issued during YTD 3Q17 for net proceeds of $705.4 million, and 4.8 million shares of our common stock subject to forward equity sales agreements, with anticipated aggregate net proceeds of $495.5 million to be settled in 4Q17, subject to adjustments as provided in the forward equity sales agreements. Also includes dispositions completed during YTD 3Q17. See “Dispositions” on page 4 of this Earnings Press Release for additional information.

(4)
Acquisitions guidance increased by $80.0 million from $590.0 million in our July 31, 2017, forecast primarily for the completed acquisition of 201 Haskins Way in September 2017 and one pending acquisition. See “Acquisitions” on page 3 of this Earnings Press Release for additional information.

(5)
Includes the second construction milestone installment payment for the 2016 acquisition of the remaining 49% interest in our unconsolidated real estate joint venture with Uber at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket and one pending acquisition.

(6)	Guidance for repurchases of our 7.00% Series D preferred stock decreased by $77.0 million to reflect actual redemptions through 3Q17.

(7)	We expect to be at the top end of our guidance ranges for general and administrative expenses and capitalization of interest, and the low end of our guidance range for interest expense.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	5

Earnings Call Information and About the Company
September 30, 2017

We will host a conference call on Tuesday, October 31, 2017, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2017. To participate in this conference call, dial (877) 270-2148 or (412) 902-6510 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 31, 2017. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10112246.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2017, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2017q3.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $16.1 billion and an asset base in North America of 28.6 million square feet, as of September 30, 2017. The asset base in North America includes 20.6 million RSF of operating properties, including 1.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.0 million SF of future development projects, including 1.1 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 3.3 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2017 earnings per share attributable to Alexandria’s common stockholders – diluted, 2017 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	6

Consolidated Statements of Income
September 30, 2017
(In thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Revenues:
Rental	$216,021	$211,942	$207,193	$187,315	$166,591	$635,156	$486,505
Tenant recoveries	67,058	60,470	61,346	58,270	58,681	188,874	165,385
Other income	2,291	647	2,338	3,577	5,107	5,276	20,654
Total revenues	285,370	273,059	270,877	249,162	230,379	829,306	672,544

Expenses:
Rental operations	83,469	76,980	77,087	73,244	72,002	237,536	205,164
General and administrative	17,636	19,234	19,229	17,458	15,854	56,099	46,426
Interest	31,031	31,748	29,784	31,223	25,850	92,563	75,730
Depreciation and amortization	107,788	104,098	97,183	95,222	77,133	309,069	218,168
Impairment of real estate	—	203	—	16,024	8,114	203	193,237
Loss on early extinguishment of debt	—	—	670	—	3,230	670	3,230
Total expenses	239,924	232,263	223,953	233,171	202,183	696,140	741,955

Equity in earnings (losses) of unconsolidated real estate joint ventures	14,100	589	361	86	273	15,050	(270)
Gain on sales of real estate – rental properties	—	—	270	3,715	—	270	—
Gain on sales of real estate – land parcels	—	111	—	—	90	111	90
Net income (loss)	59,546	41,496	47,555	19,792	28,559	148,597	(69,591)
Net income attributable to noncontrolling interests	(5,773)	(7,275)	(5,844)	(4,488)	(4,084)	(18,892)	(11,614)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	53,773	34,221	41,711	15,304	24,475	129,705	(81,205)
Dividends on preferred stock	(1,302)	(1,278)	(3,784)	(3,835)	(5,007)	(6,364)	(16,388)
Preferred stock redemption charge	—	—	(11,279)	(35,653)	(13,095)	(11,279)	(25,614)
Net income attributable to unvested restricted stock awards	(1,198)	(1,313)	(987)	(943)	(921)	(3,498)	(2,807)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$51,273	$31,630	$25,661	$(25,127)	$5,452	$108,564	$(126,014)

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$0.55	$0.35	$0.29	$(0.31)	$0.07	$1.20	$(1.69)

Weighted-average shares of common stock outstanding:
Basic	92,598	90,215	88,147	80,800	76,651	90,336	74,526
Diluted	93,296	90,745	88,200	80,800	77,402	90,766	74,526

Dividends declared per share of common stock	$0.86	$0.86	$0.83	$0.83	$0.80	$2.55	$2.40

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	7

Consolidated Balance Sheets
September 30, 2017
(In thousands)

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Assets
Investments in real estate	$10,046,521	$9,819,413	$9,470,667	$9,077,972	$7,939,179
Investments in unconsolidated real estate joint ventures	33,692	58,083	50,457	50,221	133,580
Cash and cash equivalents	118,562	124,877	151,209	125,032	157,928
Restricted cash	27,713	20,002	18,320	16,334	16,406
Tenant receivables	9,899	8,393	9,979	9,744	9,635
Deferred rent	402,353	383,062	364,348	335,974	318,286
Deferred leasing costs	208,265	201,908	202,613	195,937	191,765
Investments	485,262	424,920	394,471	342,477	320,989
Other assets	213,056	205,009	206,562	201,197	206,133
Total assets	$11,545,323	$11,245,667	$10,868,626	$10,354,888	$9,293,901

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$1,153,890	$1,127,348	$1,083,758	$1,011,292	$789,450
Unsecured senior notes payable	2,801,290	2,800,398	2,799,508	2,378,262	2,377,482
Unsecured senior line of credit	314,000	300,000	—	28,000	416,000
Unsecured senior bank term loans	547,860	547,639	547,420	746,471	746,162
Accounts payable, accrued expenses, and tenant security deposits	740,070	734,189	782,637	731,671	605,181
Dividends payable	83,402	81,602	78,976	76,914	66,705
Preferred stock redemption liability	—	—	130,000	—	—
Total liabilities	5,640,512	5,591,176	5,422,299	4,972,610	5,000,980

Commitments and contingencies

Redeemable noncontrolling interests	11,418	11,410	11,320	11,307	9,012

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	74,386	74,386	86,914	161,792
6.45% Series E cumulative redeemable preferred stock	—	—	—	130,000	130,000
Common stock	943	921	899	877	768
Additional paid-in capital	5,287,777	5,059,180	4,855,686	4,672,650	3,649,263
Accumulated other comprehensive income (loss)	43,864	22,677	21,460	5,355	(31,745)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	5,406,970	5,157,164	4,952,431	4,895,796	3,910,078
Noncontrolling interests	486,423	485,917	482,576	475,175	373,831
Total equity	5,893,393	5,643,081	5,435,007	5,370,971	4,283,909
Total liabilities, noncontrolling interests, and equity	$11,545,323	$11,245,667	$10,868,626	$10,354,888	$9,293,901

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	8

Funds From Operations and Funds From Operations per Share
September 30, 2017
(In thousands, except per share amounts)

The following tables present a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, and related per share amounts. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the per share table below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Net income (loss) attributable to Alexandria’s common stockholders	$51,273	$31,630	$25,661	$(25,127)	$5,452	$108,564	$(126,014)
Depreciation and amortization	107,788	104,098	97,183	95,222	77,133	309,069	218,168
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,608)	(3,735)	(3,642)	(2,598)	(2,224)	(10,985)	(6,751)
Our share of depreciation and amortization from unconsolidated real estate JVs	383	324	412	655	658	1,119	2,052
Gain on sales of real estate – rental properties	—	—	(270)	(3,715)	—	(270)	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	(14,106)	—	—	—	—	(14,106)	—
Gain on sales of real estate – land parcels	—	(111)	—	—	(90)	(111)	(90)
Impairment of real estate – rental properties	—	203	—	3,506	6,293	203	94,688
Allocation to unvested restricted stock awards	(957)	(685)	(561)	—	(438)	(2,185)	(14)
Funds from operations attributable to Alexandria’s common stockholders – diluted (1)	140,773	131,724	118,783	67,943	86,784	391,298	182,039
Non-real estate investment income	—	—	—	—	—	—	(4,361)
Impairment of land parcels and non-real estate investments	—	4,491	—	12,511	4,886	4,491	101,028
Loss on early extinguishment of debt	—	—	670	—	3,230	670	3,230
Preferred stock redemption charge	—	—	11,279	35,653	13,095	11,279	25,614
Allocation to unvested restricted stock awards	—	(58)	(150)	(605)	(359)	(227)	(1,736)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$140,773	$136,157	$130,582	$115,502	$107,636	$407,511	$305,814

Net income (loss) per share attributable to Alexandria’s common stockholders	$0.55	$0.35	$0.29	$(0.31)	$0.07	$1.20	$(1.69)
Depreciation and amortization	1.11	1.10	1.06	1.15	0.97	3.26	2.85
Gain on sales of real estate – rental properties	—	—	—	(0.05)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	(0.15)	—	—	—	—	(0.15)	—
Impairment of real estate – rental properties	—	—	—	0.05	0.08	—	1.27
Funds from operations per share attributable to Alexandria’s common stockholders – diluted (1)	1.51	1.45	1.35	0.84	1.12	4.31	2.43
Non-real estate investment income	—	—	—	—	—	—	(0.06)
Impairment of land parcels and non-real estate investments	—	0.05	—	0.15	0.06	0.05	1.34
Loss on early extinguishment of debt	—	—	0.01	—	0.04	0.01	0.04
Preferred stock redemption charge	—	—	0.12	0.43	0.17	0.12	0.34
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.51	$1.50	$1.48	$1.42	$1.39	$4.49	$4.09

Weighted-average shares of common stock outstanding for calculating funds from operations per share and funds from operations, as adjusted, per share – diluted	93,296	90,745	88,200	81,280	77,402	90,766	74,778

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	9

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2017

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $16.1 billion and an asset base in North America of 28.6 million square feet, as of September 30, 2017. The asset base in North America includes 20.6 million RSF of operating properties, including 1.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 8.0 million SF of future development projects, including 1.1 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 3.3 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 50% of our annual rental revenue generated from investment-grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 29 individuals, averaging 26 years of real estate experience, including more than 13 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President Regional Market Director – New York City
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	11

Investor Information
September 30, 2017

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Nathan Crossett	Karin Ford / Jason Twizell	David Rodgers / Richard Schiller
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-7160	(216) 737-7341 / (312) 609-5485

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg	Nick Yulico / Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(212) 713-3402 / (415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin / Brian Riley
(212) 438-4638	(415) 835-8904 / (415) 835-8908

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Jonathan Rau	Thierry Perrein / Kevin McClure	Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 834-5086 / (212) 834-5237	(704) 410-3262 / (704) 410-3252	(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	12

High-Quality, Diverse, and Innovative Tenants
September 30, 2017

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade Tenants	Tenant Mix

Public Biotechnology
25%
Life Science Product, Service, and Device
18%
Private Biotechnology
8%
Technology
7%
Other
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
14%
Multinational Pharmaceutical
24%

50%

of ARE’s Total
Annual Rental Revenue (1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue (1)

(1)	Represents annual rental revenue in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	13

Class A Properties in AAA Locations
September 30, 2017

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
20%
7%
New York City
Greater Boston
41%
16%
San Diego
5%
Seattle
6%
Maryland
3%
2%
Research Triangle Park
Other Markets

78%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue (1)

(1)	Represents annual rental revenue in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	14

Occupancy
September 30, 2017

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy (1)	Occupancy across Key Locations

96.1%
95.9%
100.0%
99.8%
92.4%(2)
98.2%
93.6%
98.1%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

95%

Over 10 Years

Occupancy of Operating Properties
as of September 30, 2017

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2017.

(2)
In December 2016, Eli Lilly and Company vacated 125,409 RSF, or 3% of RSF in San Diego, at 10300 Campus Point Drive in our University Town Center submarket and relocated and expanded into 305,006 RSF at 10290 Campus Point Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	15

Financial and Asset Base Highlights
September 30, 2017
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$773,828	$755,048	$723,764	$662,836	$614,668
Adjusted EBITDA – trailing 12 months	$728,869	$689,079	$650,579	$610,839	$591,646
Adjusted EBITDA margins	68%	68%	67%	67%	67%
Operating margins	71%	72%	72%	71%	69%

Net debt at end of period	$4,698,568	$4,660,216	$4,292,773	$4,052,576	$4,186,180
Net debt to Adjusted EBITDA – quarter annualized	6.1x	6.2x	5.9x	6.1x	6.8x
Net debt to Adjusted EBITDA – trailing 12 months	6.4x	6.8x	6.6x	6.6x	7.1x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.2x	6.3x	6.0x	6.4x	7.3x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.5x	6.9x	6.7x	7.0x	7.6x

Fixed-charge coverage ratio – quarter annualized	4.1x	4.1x	4.1x	3.8x	3.6x
Fixed-charge coverage ratio – trailing 12 months	4.0x	3.9x	3.8x	3.6x	3.6x
Unencumbered net operating income as a percentage of total net operating income	81%	81%	81%	82%	87%

Closing stock price at end of period	$118.97	$120.47	$110.52	$111.13	$108.77
Common shares outstanding (in thousands) at end of period	94,325	92,098	89,884	87,666	76,824
Total equity capitalization at end of period	$11,328,163	$11,202,668	$10,037,702	$9,991,832	$8,717,246
Total market capitalization at end of period	$16,145,203	$15,978,053	$14,468,388	$14,155,857	$13,046,340

Dividend per share – quarter/annualized	$0.86/$3.44	$0.86/$3.44	$0.83/$3.32	$0.83/$3.32	$0.80/$3.20
Dividend payout ratio for the quarter	58%	58%	57%	63%	57%
Dividend yield – annualized	2.9%	2.9%	3.0%	3.0%	2.9%

General and administrative expense as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.6%	0.6%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	6.8%	7.0%	7.0%	6.9%	6.9%

Capitalized interest	$17,092	$15,069	$13,164	$11,659	$14,903
Weighted-average interest rate for capitalization of interest during period	3.96%	3.98%	3.95%	3.72%	3.78%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	16

Financial and Asset Base Highlights (continued)
September 30, 2017
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$20,865	$17,905	$35,592	$20,993	$16,111
Amortization of acquired below-market leases	$4,545	$5,004	$5,359	$2,818	$965
Straight-line rent on ground leases	$206	$201	$198	$557	$(1,331)
Stock compensation expense	$7,893	$5,504	$5,252	$6,426	$7,451
Amortization of loan fees	$2,840	$2,843	$2,895	$3,080	$3,080
Amortization of debt premiums	$652	$625	$596	$383	$5
Non-revenue-enhancing capital expenditures:
Building improvements	$2,453	$1,840	$1,138	$2,135	$1,920
Tenant improvements and leasing commissions	$9,976	$9,389	$18,377	$11,614	$10,289

Operating statistics and related information (at end of period)
Number of properties – North America	206	202	199	199	189
RSF (including development and redevelopment projects under construction) – North America	20,642,042	20,567,473	20,084,195	19,869,729	18,820,579
Total square feet – North America	28,583,747	28,351,518	28,176,780	25,162,360	24,499,286
Annual rental revenue per occupied RSF – North America	$47.19	$46.55	$45.94	$45.15	$43.39
Occupancy of operating properties – North America	96.1%	95.7%	95.5%	96.6%	97.1%
Occupancy of operating and redevelopment properties – North America	93.9%	94.0%	94.7%	95.7%	94.4%
Weighted average remaining lease term (in years)	8.8	8.8	9.0	8.8	6.8

Total leasing activity – RSF	786,925	1,081,777	1,320,781	1,501,376	683,307
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	24.2%	23.2%	27.8%	25.8%	28.2%
Rental rate increases (cash basis)	10.0%	9.4%	17.7%	9.5%	16.2%
RSF (included in total leasing activity above)	448,472	604,142	878,863	671,222	592,776

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.2%	1.8%	2.6%	3.2%	5.3%
Net operating income increase (cash basis)	7.8%	7.0%	5.5%	4.9%	6.1%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	17

Key Operating Metrics
September 30, 2017

Favorable Lease Structure (1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	94%

Margins (2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
68%	71%

(1)	Percentages calculated based on RSF as of September 30, 2017.

(2)	Represents the three months ended September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	18

Same Property Performance
September 30, 2017
(Dollars in thousands)

Same Property Financial Data	3Q17	YTD 3Q17	Same Property Statistical Data	3Q17	YTD 3Q17
Percentage change over comparable period from prior year:			Number of same properties	169	166
Net operating income increase	2.2%	2.3%	Rentable square feet	15,182,829	14,419,701
Net operating income increase (cash basis)	7.8%	6.2%	Occupancy – current-period average	95.9%	96.0%
Operating margin	69%	70%	Occupancy – same-period prior-year average	96.9%	97.2%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Same properties	$163,817	$159,424	$4,393	2.8%	$457,237	$445,740	$11,497	2.6%
Non-same properties	52,204	7,167	45,037	628.4	177,919	40,765	137,154	336.5
Total rental	216,021	166,591	49,430	29.7	635,156	486,505	148,651	30.6

Same properties	58,117	56,858	1,259	2.2	155,017	151,588	3,429	2.3
Non-same properties	8,941	1,823	7,118	390.5	33,857	13,797	20,060	145.4
Total tenant recoveries	67,058	58,681	8,377	14.3	188,874	165,385	23,489	14.2

Same properties	120	16	104	650.0	341	77	264	342.9
Non-same properties	2,171	5,091	(2,920)	(57.4)	4,935	20,577	(15,642)	(76.0)
Total other income	2,291	5,107	(2,816)	(55.1)	5,276	20,654	(15,378)	(74.5)

Same properties	222,054	216,298	5,756	2.7	612,595	597,405	15,190	2.5
Non-same properties	63,316	14,081	49,235	349.7	216,711	75,139	141,572	188.4
Total revenues	285,370	230,379	54,991	23.9	829,306	672,544	156,762	23.3

Same properties	68,107	65,674	2,433	3.7	182,281	176,967	5,314	3.0
Non-same properties	15,362	6,328	9,034	142.8	55,255	28,197	27,058	96.0
Total rental operations	83,469	72,002	11,467	15.9	237,536	205,164	32,372	15.8

Same properties	153,947	150,624	3,323	2.2	430,314	420,438	9,876	2.3
Non-same properties	47,954	7,753	40,201	518.5	161,456	46,942	114,514	243.9
Net operating income	$201,901	$158,377	$43,524	27.5%	$591,770	$467,380	$124,390	26.6%

Net operating income – same properties	$153,947	$150,624	$3,323	2.2%	$430,314	$420,438	$9,876	2.3%
Straight-line rent revenue and amortization of acquired below-market leases	(5,744)	(13,105)	7,361	(56.2)	(13,439)	(28,024)	14,585	(52.0)
Net operating income – same properties (cash basis)	$148,203	$137,519	$10,684	7.8%	$416,875	$392,414	$24,461	6.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	19

Leasing Activity
September 30, 2017

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2017		September 30, 2017			December 31, 2016
(Dollars per RSF)	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	24.2%	10.0%	25.2%		13.3%	27.6%		12.0%
New rates	$59.84	$57.59	$51.30		$48.24	$48.60		$45.83
Expiring rates	$48.19	$52.37	$40.97		$42.56	$38.09		$40.92
Rentable square footage	448,472		1,931,477			2,129,608
Tenant improvements/leasing commissions	$18.52		$19.54	(2)		$15.69
Weighted-average lease term	6.4 years		6.2 years			5.5 years

Developed/redeveloped/previously vacant space leased
New rates	$57.81	$56.65	$36.19		$32.92	$50.24		$38.72
Rentable square footage	338,453		1,258,006			1,260,459
Tenant improvements/leasing commissions	$11.95		$8.57			$12.42
Weighted-average lease term	8.0 years		9.5 years			32.6 years	(3)

Leasing activity summary (totals):
New rates	$58.97	$57.19	$45.34		$42.20	$49.21		$43.19
Rentable square footage	786,925		3,189,483	(4)		3,390,067
Tenant improvements/leasing commissions	$15.70		$15.21			$14.48
Weighted-average lease term	7.1 years		7.5 years			15.6 years

Lease expirations: (1)
Expiring rates	$49.19	$53.16	$40.27		$41.75	$36.70		$39.32
Rentable square footage	470,165		2,228,871			2,484,169

Leasing activity includes 100% of results for each property managed by us.

(1)	Excludes 29 month-to-month leases for 51,968 RSF and 20 month-to-month leases for 31,207 RSF as of September 30, 2017, and December 31, 2016, respectively.

(2)
Includes approximately $9.7 million, or $17.40 per RSF, of leasing commissions related to lease renewals and re-leasing space for five leases in our Greater Boston and San Francisco markets with a weighted average lease term of 10 years and rental rate increases of 28.1% and 20.5% (cash basis).

(3)	2016 information includes the 75-year ground lease with Uber at 1455 and 1515 Third Street. The average lease term excluding this ground lease was 10.7 years.

(4)
During YTD 3Q17, we granted tenant concessions/free rent averaging 2.1 months with respect to the 3,189,483 RSF leased. Approximately 70% of the leases executed during YTD 3Q17 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	20

Contractual Lease Expirations
September 30, 2017

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)	Percentage of Total Annual Rental Revenue
2017 (1)	12	160,013	0.9%	$49.71	0.9%
2018	105	1,349,740	7.4%	$38.46	6.1%
2019	84	1,419,777	7.7%	$41.06	6.9%
2020	104	1,861,344	10.1%	$38.48	8.4%
2021	85	1,665,047	9.1%	$42.01	8.2%
2022	72	1,325,010	7.2%	$44.54	6.9%
2023	40	1,703,829	9.3%	$42.50	8.5%
2024	29	1,349,860	7.4%	$48.49	7.7%
2025	18	545,918	3.0%	$50.38	3.2%
2026	16	699,825	3.8%	$45.68	3.8%
Thereafter	61	6,267,531	34.1%	$53.27	39.4%

Market	2017 Contractual Lease Expirations					Annual Rental Revenue (per RSF)	2018 Contractual Lease Expirations							Annual Rental Revenue (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases		Total

Greater Boston	33,291	11,894	—	36,506	81,691	$46.78	23,419	57,160	—		209,405	(2)	289,984	$58.15
San Francisco	—	—	—	—	—	—	35,562	54,569	321,971	(3)	73,502		485,604	35.26
New York City	9,131	—	—	—	9,131	N/A	—	—	—		6,821		6,821	N/A
San Diego	3,514	—	—	24,581	28,095	37.79	15,741	20,220	—		274,570	(4)	310,531	34.04
Seattle	—	—	—	6,180	6,180	52.89	—	15,264	—		—		15,264	43.66
Maryland	14,141	—	—	—	14,141	22.27	5,104	49,852	—		31,986		86,942	20.45
Research Triangle Park	—	—	—	—	—	—	—	—	—		62,760		62,760	25.94
Canada	—	—	—	—	—	—	—	19,992	—		60,697		80,689	21.00
Non-cluster markets	—	—	—	20,775	20,775	24.45	—	—	—		11,145		11,145	26.02
Total	60,077	11,894	—	88,042	160,013	$49.71	79,826	217,057	321,971		730,886		1,349,740	$38.46
Percentage of expiring leases	38%	7%	—%	55%	100%		6%	16%	24%		54%		100%

Lease expirations include 100% of RSF for each property managed by us in North America. Annual rental revenue (per RSF) represents amounts in effect as of September 30, 2017.

(1)	Excludes 29 month-to-month leases for 51,968 RSF as of September 30, 2017.

(2)
Includes 186,769 RSF located in our Cambridge submarket for our remaining expiring leases in 2018, of which no single expiring lease is greater than 30,000 RSF. Lease expirations aggregating 46,356 RSF at 161 First Street will remain unoccupied until the completion of the adjacent 50 Rogers Street residential development project.

(3)
Includes 195,000 RSF expiring in 1Q18 at 960 Industrial Road, a recently acquired property located in our Greater Stanford submarket. We are pursuing entitlements aggregating 500,000 RSF for a multi-building development. Also includes 126,971 RSF of office space targeted for redevelopment into office/laboratory space upon expiration of the existing lease in 3Q18, at 681 Gateway Boulevard in our South San Francisco submarket. Concurrent with our redevelopment, we anticipate expanding the building by an additional 15,000 to 30,000 RSF and expect the project to be delivered in 2019.

(4)
The two largest expiring leases in 2018 are 71,510 RSF in January 2018 at 9880 Campus Point Drive in our University Town Center submarket, which is under evaluation for options to renovate the building to create a Class A office/laboratory property, and 56,698 RSF at 6138/6150 Nancy Ridge Drive in our Sorrento Mesa submarket, which we are currently marketing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	21

Top 20 Tenants
September 30, 2017
(Dollars in thousands)

77% of Top 20 Annual Rental Revenue from Investment-Grade Tenants

	Tenant	Remaining Lease Term in Years (1)		Aggregate RSF	Annual Rental Revenue (1)	Percentage of Aggregate Annual Rental Revenue (1)	Investment-Grade Ratings

							Moody’s		S&P
1	Illumina, Inc.	12.8		891,495	$34,484	4.0%	—		BBB
2	Takeda Pharmaceutical Company Ltd.	12.5		386,111	30,610	3.5	A1		A-
3	Eli Lilly and Company	12.1		469,266	29,334	3.4	A2		AA-
4	Bristol-Myers Squibb Company	10.2		460,050	28,758	3.3	A2		A+
5	Novartis AG	9.1		377,831	28,627	3.3	Aa3		AA-
6	Sanofi	10.5		446,975	25,205	2.9	A1		AA
7	Uber Technologies, Inc.	75.2	(2)	422,980	22,130	2.5	—		—
8	New York University	12.9		209,224	20,651	2.4	Aa2		AA-
9	bluebird bio, Inc.	9.3		262,261	20,101	2.3	—		—
10	Roche	4.4		343,861	17,597	2.0	A1		AA
11	Amgen Inc.	6.5		407,369	16,838	1.9	Baa1		A
12	Massachusetts Institute of Technology	7.7		256,126	16,729	1.9	Aaa		AAA
13	Celgene Corporation	5.9		360,014	15,276	1.8	Baa2		BBB+
14	United States Government	7.8		264,358	15,007	1.7	Aaa		AA+
15	FibroGen, Inc.	6.1		234,249	14,198	1.6	—		—
16	Biogen Inc.	11.0		305,212	13,278	1.5	Baa1		A-
17	Juno Therapeutics, Inc.	11.5		241,276	12,619	1.5	—		—
18	The Regents of the University of California	5.9		233,527	10,733	1.2	Aa2		AA
19	Merrimack Pharmaceuticals, Inc.	1.5	(3)	141,432	9,998	1.2	—		—
20	Foundation Medicine, Inc. (4)	6.4		171,446	9,910	1.1	—	(4)	—	(4)
	Total/weighted average	13.2	(5)	6,885,063	$392,083	45.0%

Annual rental revenue and RSF include 100% of each property managed by us in North America.

(1)	Based on percentage of aggregate annual rental revenue in effect as of September 30, 2017.

(2)	Represents a ground lease with Uber at 1455 and 1515 Third Street.

(3)	Tenant added through the acquisition of a nine-building campus at Alexandria Center® at One Kendall Square, located in our Cambridge submarket.

(4)	As of June 30, 2017, Roche (A1/AA) owned approximately 59% of the outstanding stock of Foundation Medicine, Inc.

(5)	Excluding the ground lease to Uber, the weighted-average remaining lease term for our top 20 tenants was 9.4 years as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	22

Summary of Properties and Occupancy
September 30, 2017
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,135,551	91,155	59,173	6,285,879	30%	53	$360,005	41%	$61.19
San Francisco	3,738,400	750,930	—	4,489,330	22	34	171,661	20	45.92
New York City	727,674	—	—	727,674	4	2	63,128	7	86.93
San Diego	3,892,451	170,523	163,648	4,226,622	21	52	137,174	16	38.16
Seattle	1,006,705	31,215	—	1,037,920	5	11	47,671	5	48.21
Maryland	2,085,196	—	45,039	2,130,235	10	29	50,706	6	25.99
Research Triangle Park	1,043,726	—	175,000	1,218,726	6	16	25,371	3	24.77
Canada	256,967	—	—	256,967	1	3	6,562	1	25.75
Non-cluster markets	268,689	—	—	268,689	1	6	6,060	1	25.46
North America	19,155,359	1,043,823	442,860	20,642,042	100%	206	$868,338	100%	$47.19

RSF, number of properties, and annual rental revenue include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/17		6/30/17	9/30/16	9/30/17	6/30/17	9/30/16
Greater Boston	95.9%		96.2%	98.3%	95.0%	96.2%	98.3%
San Francisco	100.0		99.6	99.8	100.0	99.6	99.8
New York City	99.8		99.3	95.0	99.8	99.3	95.0
San Diego	92.4	(1)	91.7	93.0	88.6	88.0	81.1
Seattle	98.2		97.2	98.4	98.2	97.2	98.4
Maryland	93.6		93.0	97.4	91.6	93.0	97.4
Research Triangle Park	98.1		95.9	98.7	84.0	82.1	98.7
Subtotal	96.1		95.7	97.3	93.9	94.0	94.4
Canada	99.2		99.2	99.3	99.2	99.2	99.3
Non-cluster markets	88.6		88.4	88.2	88.6	88.4	88.2
North America	96.1%		95.7%	97.1%	93.9%	94.0%	94.4%
Occupancy includes 100% of each property managed by us in North America.

(1)
In December 2016, Eli Lilly and Company vacated 125,409 RSF, or 3% of RSF in San Diego, at 10300 Campus Point Drive in our University Town Center submarket and relocated and expanded into 305,006 RSF at 10290 Campus Point Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	23

Property Listing
September 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,990,476	91,155	—	2,081,631	9	$133,431	98.3%	98.3%
50, 60, 75/125, and 100 Binney Street, 161 First Street, 215 First Street,150 Second Street, 300 Third Street, and 11 Hurley Street
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	86,141	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	644,771	—	—	644,771	9	49,405	96.4	96.4
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,332	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,730	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,405	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,735	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,761,374	91,155	—	4,852,529	34	318,077	98.8	98.8
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	210,709	—	—	210,709	1	9,949	60.3	60.3
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	7,724	78.5	78.5
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	258,444	—	59,173	317,617	3	10,989	100.0	81.4
19 Presidential Way	144,892	—	—	144,892	1	3,907	74.4	74.4
100 Beaver Street	82,330	—	—	82,330	1	3,149	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	855,818	—	59,173	914,991	14	26,936	87.0	81.4
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,629	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	5,043	100.0	100.0
Greater Boston	6,135,551	91,155	59,173	6,285,879	53	$360,005	95.9%	95.0%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	24

Property Listing (continued)
September 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,589	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,130	100.0	100.0
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	11,957	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,718	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,403	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.7% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	1,636,524	450,000	—	2,086,524	10	84,610	100.0	100.0
South San Francisco
213, 249, 259, and 269 East Grand Avenue	407,369	300,930	—	708,299	4	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	18,132	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court and 201 Haskins Way	186,875	—	—	186,875	3	7,726	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,159	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,400	100.0	100.0
South San Francisco	1,546,316	300,930	—	1,847,246	18	62,353	100.0	100.0
Greater Stanford
960 Industrial Road	195,000	—	—	195,000	1	4,875	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	555,560	—	—	555,560	6	24,698	100.0	100.0
San Francisco	3,738,400	750,930	—	4,489,330	34	171,661	100.0	100.0

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	63,128	99.8	99.8
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$63,128	99.8%	99.8%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	25

Property Listing (continued)
September 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	165,938	170,523	—	336,461	3	$7,443	96.5%	96.5%
3215 Merryfield Row, and 3013 and 3033 Science Park Road
Torrey Ridge Science Center	294,993	—	—	294,993	3	11,229	74.3	74.3
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	235,603	—	—	235,603	3	9,261	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	9,851	100.0	100.0
3530 and 3550 John Hopkins Court, and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,313	100.0	100.0
Torrey Pines	1,109,347	170,523	—	1,279,870	15	45,924	92.6	92.6
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	28,469	100.0	100.0
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)	754,765	—	—	754,765	2	28,081	84.1	84.1
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	163,648	304,046	4	3,419	100.0	46.2
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	2,001,323	—	163,648	2,164,971	17	72,779	94.0	86.9
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	2,035	69.0	69.0
6175, 6225, and 6275 Nancy Ridge Drive
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	1,987	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	447,235	—	—	447,235	9	11,396	92.7	92.7
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,921	92.0	92.0
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,182	48.2	48.2
Sorrento Valley	224,766	—	—	224,766	10	4,103	71.9	71.9
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	3,892,451	170,523	163,648	4,226,622	52	$137,174	92.4%	88.6%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	26

Property Listing (continued)
September 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	258,896	31,215	—	290,111	1	$13,567	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,422	95.6	95.6
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,810	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,187	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,842	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,138	100.0	100.0
Lake Union	922,235	31,215	—	953,450	8	44,714	99.2	99.2
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,118	71.8	71.8
Elliott Bay	84,470	—	—	84,470	3	2,957	87.7	87.7
Seattle	1,006,705	31,215	—	1,037,920	11	47,671	98.2	98.2

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	341,169	—	45,039	386,208	6	13,163	100.0	88.3
1330 Piccard Drive	131,511	—	—	131,511	1	3,032	87.5	87.5
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,074	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,088	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,396	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	889,484	—	45,039	934,523	15	25,763	92.0	87.5
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,417	84.1	84.1
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,278	100.0	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,350	94.9	94.9
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	17,318	91.7	91.7
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,487	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	45,039	2,130,235	29	$50,706	93.6%	91.6%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	27

Property Listing (continued)
September 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,466	93.6%	93.6%
100, 800, and 801 Capitola Drive
5 Laboratory Drive	—	—	175,000	175,000	1	—	—	—
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,282	98.3	98.3
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,711	94.9	94.9
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	2,582	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	857	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	175,000	1,218,726	16	25,371	98.1	84.0

Canada	256,967	—	—	256,967	3	6,562	99.2	99.2

Non-cluster markets	268,689	—	—	268,689	6	6,060	88.6	88.6

Total – North America	19,155,359	1,043,823	442,860	20,642,042	206	$868,338	96.1%	93.9%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	28

Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties

September 30, 2017

(1)
RSF and percentage leased represent 100% of each property. Incremental annual net operating income represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. Deliveries of space within multi-tenant development projects are included in each respective period of delivery.

(2)	Expected deliveries of projects are weighted toward the middle of the quarter. 91,155 RSF at 100 Binney Street in our Cambridge submarket will be placed in service in 1Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	29

Disciplined Management of Ground-Up Developments
September 30, 2017

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	30

Sustainability
September 30, 2017

ALEXANDRIA SUSTAINABILITY

Making a positive and meaningful impact on the health, safety, and well-being of our tenants, shareholders, employees, and the communities in which we live and work.

GRESB 2017 Results

GRESB Green Star 2017

#1 2017 GRESB HEALTH & WELL-BEING COMPANY IN THE U.S.

Leader in Green Development

100% New Ground-Up Developments Target Minimum LEED® Gold Certification

47 LEED® Projects (1)
5 Platinum
27 Gold
15 Silver

48% % of ARE's Total Annual Rental Revenue from LEED® Projects (1)

Committed to Continuous Sustainability Improvements

5% Reduction of Same Property Greenhouse Gas Pollution from 2015 to 2016

86 Efficiency Projects on Operating Properties from 2015 to 2016

Leader in Health & Wellness

7 Fitwel® Certified Projects (2)
5 | ★ ★ ★
1 | ★ ★
1 | ★

1.9 Million RSF (2)

fitwel℠
First REIT to Be Named Fitwel Champion

(1)	Upon completion of 13 projects pursuing LEED® certification.

(2)	Upon completion of one project pursuing Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	31

Investments in Real Estate
September 30, 2017
(Dollars in thousands)

	Investments in Real Estate	Square Feet
		Consolidated	Unconsolidated (1)	Total

Investments in real estate:
Rental properties	$10,387,875	18,944,650	210,709	19,155,359

Development and redevelopment of new Class A Properties:
Undergoing construction
Development projects – target delivery in 2017	466,047	651,738	—	651,738
Development projects – target delivery in 2018 and 2019	143,038	392,085	—	392,085
		1,043,823	—	1,043,823

Redevelopment projects – target delivery in 2018 and 2019	59,224	442,860	—	442,860
		20,431,333	210,709	20,642,042

Near-term projects undergoing marketing and pre-construction; target delivery in 2018 and 2019	114,954	1,148,000	—	1,148,000
Intermediate-term development projects	333,870	3,263,653	—	3,263,653
Future development projects	289,314	3,981,362	—	3,981,362
Portion of developable square feet that will replace existing RSF included in rental properties (2)	N/A	(451,310)	—	(451,310)
		7,941,705	—	7,941,705

Gross investments in real estate	11,794,322	28,373,038	210,709	28,583,747

Less: accumulated depreciation	(1,785,115)
Net investments in real estate – North America	10,009,207
Net investments in real estate – Asia	37,314
Investments in real estate	$10,046,521

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	See footnotes 2 through 4 on page 39.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	32

Development and Redevelopment of New Class A Properties: Placed into Service in the Last 12 Months

September 30, 2017

100 Binney Street	360 Longwood Avenue	1455 and 1515 Third Street	ARE Spectrum
Greater Boston/Cambridge	Greater Boston/Longwood Medical Area	San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines
341,776 RSF	413,799 RSF	422,980 RSF	165,938 RSF
Bristol-Myers Squibb Company Facebook, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation Brigham and Women’s Hospital	Uber Technologies, Inc.	The Medicines Company Celgene Corporation Wellspring Biosciences LLC

10290 Campus Point Drive	5200 Illumina Way, Parking Structure	4796 Executive Drive	400 Dexter Avenue North
San Diego/University Town Center	San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union
305,006 RSF	N/A	61,755 RSF	258,896 RSF
Eli Lilly and Company	Illumina, Inc.	Otonomy, Inc.	Juno Therapeutics, Inc. ClubCorp Holdings, Inc.

RSF represents the cumulative RSF that have been placed into service.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	33

Development and Redevelopment of New Class A Properties: Placed into Service in the Last 12 Months (continued)
September 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF in Service						Total Project					Unlevered Yields (1)
			Prior to 10/1/16	Placed into Service				Total						Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
				4Q16	1Q17	2Q17	3Q17		Leased	RSF		Investment
Consolidated development projects
100 Binney Street/Greater Boston/Cambridge	100%	9/21/17	—	—	—	—	341,776	341,776	100%	432,931		$439,000	(2)	8.5%	(2)	7.4%	(2)	8.2%	(2)
1455 and 1515 Third Street/ San Francisco/Mission Bay/SoMa	100%	11/10/16	—	422,980	—	—	—	422,980	100%	422,980		$155,000		14.5%		7.0%		14.4%
ARE Spectrum/San Diego/ Torrey Pines	100%	Various	102,938	—	31,336	31,664	—	165,938	98%	336,461		$278,000		6.9%		6.1%		6.4%
5200 Illumina Way, Parking Structure/San Diego/ University Town Center	100%	5/15/17	—	—	—	N/A	—	N/A	100%	N/A		$60,000		7.0%		7.0%		7.0%
4796 Executive Drive/ San Diego/ University Town Center	100%	12/1/16	—	61,755	—	—	—	61,755	100%	61,755		$41,000		8.0%		7.0%		7.4%
400 Dexter Avenue North/Seattle/ Lake Union	100%	Various	—	—	241,276	—	17,620	258,896	89%	290,111		$232,000		7.3%		6.9%		7.2%

Consolidated redevelopment projects
10290 Campus Point Drive/ San Diego/ University Town Center	55%	12/2/16	—	305,006	—	—	—	305,006	100%	305,006		$231,000		7.7%		6.8%		7.1%

Unconsolidated joint venture development project
360 Longwood Avenue/ Greater Boston/ Longwood Medical Area (3)	27.5%	Various	313,407	100,392	—	—	—	413,799	80%	413,799	(3)	$108,965		8.2%		7.3%		7.8%
Total			416,345	890,133	272,612	31,664	359,396	1,970,150

Development and redevelopment projects recently placed into service will drive contractual growth in cash rents aggregating $70 million, of which $60 million will commence through 3Q18 ($10 million in 4Q17, $23 million in 1Q18, $14 million in 2Q18, and $13 million in 3Q18).

(1)	Upon stabilization of the property.

(2)
Improvement of our initial yields is due to 18% overall cost savings. Cost savings were driven primarily by: (i) the redesign of space for Bristol-Myers Squibb Company drove 61% of the cost savings, (ii) competitive bidding and project management drove 25% of the cost savings, and (iii) a slightly lower amount of office/laboratory space and higher office space drove 14% of the cost savings. Adjacent is our originally disclosed total project investment and unlevered yields:

(3)	See page 4 for additional information.

		Unlevered Yields
	Investment	Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
Final	$439,000	8.5%	7.4%	8.2%
Original	$535,000	7.9%	7.0%	7.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	34

Development of New Class A Properties: 2017 Deliveries (Projects Undergoing Construction)
September 30, 2017
(Dollars in thousands)

510 Townsend Street	505 Brannan Street, Phase I	ARE Spectrum	400 Dexter Avenue North
San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines	Seattle/Lake Union
300,000 RSF	150,000 RSF	170,523 RSF	31,215 RSF
Stripe, Inc.	Pinterest, Inc.	Vertex Pharmaceuticals Incorporated	Negotiating/Juno Therapeutics, Inc.

Property/Market/Submarket	Project RSF			Percentage			Occupancy
	In Service	CIP	Total	Leased	Negotiating	Total	Initial	Stabilized
ARE Spectrum/San Diego/Torrey Pines	165,938	170,523	336,461	98%	—%	98%	1Q17	4Q17
400 Dexter Avenue North/Seattle/Lake Union	258,896	31,215	290,111	89%	11%	100%	1Q17	4Q17
510 Townsend Street/San Francisco/Mission Bay/SoMa	—	300,000	300,000	100%	—%	100%	4Q17	4Q17
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	—	150,000	150,000	100%	—%	100%	4Q17	4Q17
Total	424,834	651,738	1,076,572	97%	2%	99%

Property/Market/Submarket	Our Ownership Interest	In Service	CIP	Cost to Complete	Total at Completion	Unlevered Yields
						Average Cash	Initial Stabilized Cash Basis	Initial Stabilized

ARE Spectrum/San Diego/Torrey Pines	100%	$103,170	$143,149	$31,681	$278,000	6.9%	6.1%	6.4%
400 Dexter Avenue North/Seattle/Lake Union	100%	188,919	19,243	23,838	232,000	7.3%	6.9%	7.2%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—	187,133	50,867	238,000	7.9%	7.0%	7.2%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.7%	—	116,522	24,478	141,000	8.6%	7.0%	8.2%
Total		$292,089	$466,047	$130,864	$889,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	35

Development and Redevelopment of New Class A Properties: 2018 and 2019 Deliveries (Projects Undergoing Construction, and Near-Term Projects Undergoing Marketing and Pre-Construction)

September 30, 2017

399 Binney Street	266 and 275 Second Avenue	1655 and 1715 Third Street	213 East Grand Avenue	279 East Grand Avenue
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/South San Francisco
164,000 SF	59,173 RSF	580,000 SF	300,930 RSF	199,000 SF
Multi-Tenant	Multi-Tenant	Uber Technologies, Inc.	Merck & Co., Inc.	Multi-Tenant

681 Gateway Boulevard	9625 Towne Centre Drive	1818 Fairview Avenue East	9900 Medical Center Drive	5 Laboratory Drive
San Francisco/South San Francisco	San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville	Research Triangle Park/RTP
126,971 RSF	163,648 RSF	205,000 RSF	45,039 RSF	175,000 RSF
Marketing	Takeda Pharmaceuticals Company Ltd.	Multi-Tenant	Multi-Tenant	Multi-Tenant

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	36

Development and Redevelopment of New Class A Properties: 2018 and 2019 Deliveries (Projects Undergoing Construction, and Near-Term Projects Undergoing Marketing and Pre-Construction) (continued)
September 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Dev/Redev	Project RSF			Percentage					Project Start (1)	Occupancy (1)
		In Service	CIP	Total	Leased		Negotiating		Total		Initial	Stabilized
Developments under construction
100 Binney Street/Greater Boston/Cambridge	Dev	341,776	91,155	432,931	100%		—%		100%	3Q15	3Q17	1Q18
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	300,930	300,930	100%		—%		100%	2Q17	1Q19	2019
		341,776	392,085	733,861	100%		—%		100%

Redevelopments under construction
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	144,584	59,173	203,757	84%		—%		84%	3Q17	2Q18	2018
5 Laboratory Drive/Research Triangle Park/RTP	Redev	—	175,000	175,000	—%		39%		39%	2Q17	3Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	163,648	163,648	100%		—%		100%	3Q15	4Q18	2018
9900 Medical Center Drive/Maryland/Rockville	Redev	—	45,039	45,039	—%		—%		—%	3Q17	2Q18	2018
		144,584	442,860	587,444	57%		12%		69%

Near-term projects undergoing marketing and pre-construction
399 Binney Street/Greater Boston/Cambridge	Dev	—	164,000	164,000	—%		73%	(2)	73%	4Q17	4Q18	2019
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa (3)	Dev	—	580,000	580,000	100%	(3)	—%		100%	2Q18	2019	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	199,000	199,000	TBD					TBD	2019	TBD
1818 Fairview Avenue East/Seattle/Lake Union	Dev	—	205,000	205,000						TBD	2019	TBD
681 Gateway Boulevard/San Francisco/South San Francisco (4)	Redev	126,971	—	126,971						4Q18	2019	TBD
		126,971	1,148,000	1,274,971

	Our Ownership Interest						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete	Total at Completion		Average Cash		Initial Stabilized (Cash Basis)		Initial Stabilized

Developments under construction
100 Binney Street/Greater Boston/Cambridge	100%	$280,163	$70,143	$88,694	$439,000	(5)	8.5%	(5)	7.4%	(5)	8.2%	(5)
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	72,895	187,105	260,000		7.8%		6.4%		7.2%
		$280,163	$143,038	$275,799	$699,000		8.2%		7.0%		7.8%

Redevelopments under construction
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$60,596	$9,646	TBD
5 Laboratory Drive/Research Triangle Park/RTP	100%	—	10,461
9625 Towne Centre Drive/San Diego/University Town Center	100%	—	31,880	$61,120	$93,000		7.9%		7.0%		7.0%
9900 Medical Center Drive/Maryland/Rockville	100%	—	7,237	TBD	TBD		TBD		TBD		TBD
		$60,596	$59,224

Near-term projects undergoing marketing and pre-construction (6)	Various	$—	$114,954

(1)	Anticipated project start dates and initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	Represents executed letters of intent for three leases under negotiation aggregating 119,389 RSF.

(3)
Executed an agreement to purchase a 10% interest in a joint venture with Uber and the Golden State Warriors. Our initial cash contribution is expected to be in the range of $35 million to $40 million, to be funded at closing of the joint venture in 2018. The joint venture will acquire land with completed below-grade improvements to the building foundation and parking garage and will construct two buildings aggregating 580,000 RSF, which will be 100% leased to Uber upon completion.

(4)
The building is 100% occupied through September 2018, after which we expect to redevelop the building from office to office/laboratory space and expand by an additional 15,000 to 30,000 RSF. We expect the project to be delivered in 2019.

(5)	See page 34 for additional information.

(6)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed at a later date as they become available.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	37

Development of New Class A Properties: Intermediate-Term Development Projects
September 30, 2017
(Dollars in thousands, except per SF amounts)

325 Binney Street	201 Haskins Way	960 Industrial Road	825 and 835 Industrial Road	Alexandria Center® for Life Science
Greater Boston/Cambridge	San Francisco/South San Francisco	San Francisco/Greater Stanford	San Francisco/Greater Stanford	New York City/Manhattan

5200 Illumina Way	Campus Point Drive	1150 Eastlake Avenue East	9800 Medical Center Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville

Market	Property/Submarket	Book Value	Project SF		Per SF
Greater Boston	325 Binney Street/Cambridge (1)	$85,518	208,965		$409
	50 Rogers Street/Cambridge	6,426	183,644	(2)	35
San Francisco	960 Industrial Road/Greater Stanford	67,902	500,000	(3)	136
	825 and 835 Industrial Road/Greater Stanford	90,018	530,000		170
	201 Haskins Way/South San Francisco	33,950	280,000	(4)	121
New York City	Alexandria Center® for Life Science/Manhattan	—	420,000		—
San Diego	5200 Illumina Way/University Town Center	11,239	386,044		29
	Campus Point Drive/University Town Center	13,395	315,000		43
Seattle	1150 Eastlake Avenue East/Lake Union	18,922	260,000		73
Maryland	9800 Medical Center Drive/Rockville	6,500	180,000		36
Total		$333,870	3,263,653		$102

(1)
We acquired 325 Binney Street (formerly named 303 Binney Street), a land parcel that is currently entitled for the development of 163,339 RSF for office or office/laboratory space and 45,626 RSF for residential space.

(2)
Represents a multifamily residential development with approximately 130-140 units (adjacent to 161 First Street). As part of our successful efforts to increase the entitlements on our Alexandria Center® at Kendall Square development, we were required to develop two multifamily residential projects, one of which was previously completed and sold. We may market this project for sale.

(3)	The intermediate-term development project undergoing entitlements for 500,000 RSF will replace the existing 195,000 RSF of operating property.

(4)	The intermediate-term development project undergoing entitlements for 280,000 RSF will replace the existing 23,840 RSF of operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	38

Development and Redevelopment of New Class A Properties: Summary of Pipeline
September 30, 2017
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction	Intermediate -Term Development		Future Development		Total (1)
Greater Boston
Undergoing construction
100 Binney Street/Cambridge	100%	$70,143	91,155	—	—		—		91,155
266 and 275 Second Avenue/Route 128	100%	9,646	59,173	—	—		—		59,173
Near-term projects undergoing marketing and pre-construction
399 Binney (Alexandria Center® at One Kendall Square)	100%	76,263	—	164,000	—		—		164,000
Intermediate-term development
325 Binney Street/Cambridge	100%	85,518	—	—	208,965		—		208,965
50 Rogers Street/Cambridge	100%	6,426	—	—	183,644		—		183,644
Future development projects
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—		100,000		100,000
Other future projects	100%	7,315	—	—	—		221,955		221,955
		$263,098	150,328	164,000	392,609		321,955		1,028,892
San Francisco
Undergoing construction
510 Townsend Street/Mission Bay/SoMa	100%	$187,133	300,000	—	—		—		300,000
505 Brannan Street, Phase I/Mission Bay/SoMa	99.7%	116,522	150,000	—	—		—		150,000
213 East Grand Avenue/South San Francisco	100%	72,895	300,930	—	—		—		300,930
Near-term projects undergoing marketing and pre-construction
1655 and 1715 Third Street/Mission Bay/SoMa	10%	—	—	580,000	—		—		580,000
279 East Grand Avenue/South San Francisco	100%	17,998	—	199,000	—		—		199,000
Intermediate-term development
960 Industrial Road/Greater Stanford	100%	67,902	—	—	500,000	(2)	—		500,000
825 and 835 Industrial Road/Greater Stanford	100%	90,018	—	—	530,000		—		530,000
201 Haskins Way/South San Francisco	100%	33,950	—	—	280,000	(3)	—		280,000
Future development projects
88 Bluxome Street/Mission Bay/SoMa	100%	160,901	—	—	—		1,070,925	(4)	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	14,988	—	—	—		165,000		165,000
East Grand Avenue/South San Francisco	100%	5,988	—	—	—		90,000		90,000
Other future projects	100%	—	—	—	—		95,620		95,620
		$768,295	750,930	779,000	1,310,000		1,421,545		4,261,475
New York City
Alexandria Center® for Life Science/Manhattan	100%	$—	—	—	420,000		—		420,000
		$—	—	—	420,000		—		420,000
(1)    Total pipeline SF represents operating RSF plus incremental SF targeted for intermediate-term and future development.
(2)    The intermediate-term development project undergoing entitlements for 500,000 RSF will replace the existing 195,000 RSF of operating property.
(3)    The intermediate-term development project undergoing entitlements for 280,000 RSF will replace the existing 23,840 RSF of operating property.
(4)    The future development project undergoing entitlements for 1,070,925 developable square feet will replace the existing 232,470 RSF operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	39

Development and Redevelopment of New Class A Properties: Summary of Pipeline (continued)
September 30, 2017
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction	Intermediate -Term Development		Future Development	Total (1)
San Diego
Undergoing construction
ARE Spectrum/Torrey Pines	100%	$143,149	170,523	—	—		—	170,523
9625 Towne Centre Drive/University Town Center	100%	31,880	163,648	—	—		—	163,648
Intermediate-term development
5200 Illumina Way/University Town Center	100%	11,239	—	—	386,044		—	386,044
Campus Point Drive/University Town Center	100%	13,395	—	—	315,000		—	315,000
Future development projects
Vista Wateridge/Sorrento Mesa	100%	3,909	—	—	—		163,000	163,000
Other future projects	100%	33,147	—	—	—		259,895	259,895
		$236,719	334,171	—	701,044		422,895	1,458,110
Seattle
Undergoing construction
400 Dexter Avenue North/Lake Union	100%	$19,243	31,215	—	—		—	31,215
Near-term projects undergoing marketing and pre-construction
1818 Fairview Avenue East/Lake Union	100%	20,693	—	205,000	—		—	205,000
Intermediate-term development
1150 Eastlake Avenue East/Lake Union	100%	18,922	—	—	260,000		—	260,000
Future development projects
1165/1166 Eastlake Avenue East/Lake Union	100%	18,631	—	—	—	—	106,000	106,000
		$77,489	31,215	205,000	260,000		106,000	602,215
Maryland
Undergoing construction
9900 Medical Center Drive/Rockville	100%	$7,237	45,039	—	—		—	45,039
Intermediate-term development
9800 Medical Center Drive/Rockville	100%	6,500	—	—	180,000		—	180,000
Future development projects
Other future projects	100%	4,035	—	—	—		61,000	61,000
		$17,772	45,039	—	180,000		61,000	286,039
Research Triangle Park
Undergoing construction
5 Laboratory Drive/Research Triangle Park	100%	$10,461	175,000	—	—		—	175,000
Future development projects
6 Davis Drive/Research Triangle Park	100%	16,673	—	—	—		1,000,000	1,000,000
Other future projects	100%	4,149	—	—	—		76,262	76,262
		$31,283	175,000	—	—		1,076,262	1,251,262
Non-cluster markets – other future projects	100%	11,791	—	—	—		571,705	571,705
		$1,406,447	1,486,683	1,148,000	3,263,653		3,981,362	9,879,698

(1)	Total pipeline SF represents operating RSF plus incremental SF targeted for intermediate-term and future development.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	40

Construction Spending
September 30, 2017
(Dollars in thousands, except per RSF amounts)

Construction Spending	Nine Months Ended September 30, 2017
Additions to real estate – consolidated projects	$660,877
Investments in unconsolidated real estate joint ventures	248
Construction spending (cash basis) (3)	661,125
Decrease in accrued construction	(38,767)
Construction spending	$622,358

Non-Revenue-Enhancing Capital Expenditures(1)	Nine Months Ended September 30, 2017			Recent Average per RSF (2)
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$5,431	$0.29		$0.41

Tenant improvements and leasing costs:
Re-tenanted space	$15,542	$26.05		$18.11
Renewal space	22,200	16.63		10.14
Total tenant improvements and leasing costs/weighted average	$37,742	$19.54	(4)	$12.52

Projected Construction Spending	Year Ending December 31, 2017
Development and redevelopment projects	$203,000
Contributions from noncontrolling interests (consolidated joint ventures)	(7,000)
Generic laboratory infrastructure/building improvement projects	41,000
Non-revenue-enhancing capital expenditures and tenant improvements	6,000
Projected construction spending for three months ending December 31, 2017	243,000
Actual construction spending for nine months ended September 30, 2017	622,358
Guidance range	$815,000	–	915,000

2017 Disciplined Allocation of Capital (5)
88% to Urban Innovation Submarkets

South San Francisco
7%
Mission Bay/SoMa
21%
Greater Stanford
21%
1%
Manhattan
Cambridge
19%
9%
Torrey Pines
5%
University Town Center
12%
5%
Lake Union
Other

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the five years ended December 31, 2016, and the nine months ended September 30, 2017.

(3)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(4)
Includes approximately $9.7 million, or $17.40 per RSF, of leasing commissions related to lease renewals and re-leasing space for five leases in our Greater Boston and San Francisco markets with a weighted average lease term of 10 years and rental rate increases of 28.1% and 20.5% (cash basis).

(5)
Represents the percentage of projected spending by submarket, including completed and projected acquisitions in our sources and uses of capital guidance ranging from $620 million to $720 million, for the year ending December 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	41

Joint Venture Financial Information
September 30, 2017
(Dollars in thousands)

Consolidated Real Estate Joint Ventures		Unconsolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling (1) Interest Share	Property/Market/Submarket	Our Share
225 Binney Street/Greater Boston/Cambridge	70.0%	360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(2)
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%
10290 and 10300 Campus Point Drive/San Diego/University Town Center	45.0%

Non-recourse secured loans (amounts represent 100% of the loan amounts at the joint venture level):
Unconsolidated Joint Venture	Maturity Date		Stated Rate		Interest Rate (3)	Debt Balance (4)	Outstanding Principal	Remaining Commitments	Total
360 Longwood Avenue	9/1/22	(5)	3.32%		3.62%	$94,086	$95,000	$—	$95,000
360 Longwood Avenue	9/1/22	(5)	L+1.85%		N/A	$—	$—	$17,000	$17,000

1401/1413 Research Boulevard	5/17/20	(6)	L+2.50%	(7)	5.07%	$3,699	$3,829	$21,171	$25,000

	September 30, 2017
	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$476,339		$57,340
Cash and cash equivalents	13,957		4,317
Other assets	29,534		3,707
Secured notes payable	—		(28,278)
Other liabilities	(21,989)		(3,394)
Redeemable noncontrolling interests	(11,418)	(8)	—
	$486,423		$33,692

	Noncontrolling Interest Share of Consolidated Real Estate JVs				Our Share of Unconsolidated Real Estate JVs
	3Q17		YTD 3Q17		3Q17	YTD 3Q17
Total revenues	$13,400		$41,022		$1,044	$5,849
Rental operations	(4,189)		(11,772)		(489)	(2,194)
	9,211		29,250		555	3,655
General and administrative	(52)		(126)		(10)	(40)
Interest	—		—		(168)	(1,552)
Depreciation and amortization	(3,608)		(10,985)		(383)	(1,119)
Gain on sale of real estate	—		—		14,106	14,106
	$5,551	(8)	$18,139	(8)	$14,100	$15,050

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other properties in North America.

(2)
The joint venture is expected to fund the remaining construction costs of the project with funds from its construction loan shown above, and we expect our ownership interest percentage to remain at 65% at completion of the project. See page 4 for additional information on the contribution of land parcels to the real estate joint venture.

(3)	Represents interest rate including interest expense and amortization of loan fees.

(4)	Represents outstanding principal, net of unamortized deferred financing costs.

(5)
The unconsolidated real estate joint venture has two one-year options to extend the stated maturity date to September 1, 2024, subject to certain conditions. Additionally, the loan commitment balance excludes an earn-out advance provision that allows for incremental borrowings up to $48.0 million, subject to certain conditions.

(6)
The unconsolidated real estate joint venture has an option to extend the stated maturity date to July 1, 2020. In addition, there are two one-year options to convert the construction loan to a permanent loan and extend the stated maturity date to May 17, 2022.

(7)	The outstanding principal bears interest at a floating rate with an interest rate floor equal to 3.15%.

(8)
Redeemable noncontrolling interests in our consolidated real estate project at 213 East Grand Avenue since August 2005, located in our South San Francisco submarket, aggregating 300,930 RSF, which earns a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture. Operating results information presented above excludes an allocation of results attributable to noncontrolling interests since they earn a fixed preferred return.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	42

Investments
September 30, 2017
(Dollars in thousands)

Public/Private Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments
				259
Public	$55,433	$45,189	$100,622
Private	384,640	—	384,640	Average Cost
				$1.7M
Total	$440,073	$45,189	$485,262

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	43

Key Credit Metrics
September 30, 2017
(Dollars in millions)

Net Debt to Adjusted EBITDA (1)	Net Debt and Preferred Stock to Adjusted EBITDA (1)

Fixed-Charge Coverage Ratio (1)	Liquidity (2)

	$1.7B

	Availability under our $1.65 billion unsecured senior line of credit	$1,336
	Remaining construction loan commitments	156
	Available-for-sale equity securities, at fair value	101
	Cash, cash equivalents, and restricted cash	146
		$1,739

(1)	Quarter annualized.

(2)	As of September 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	44

Summary of Debt
September 30, 2017

Debt maturities chart
(Dollars in millions)

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate (1)	Remaining Term (in years)

Secured notes payable	$902,207	$251,683	$1,153,890	24.0%	3.80%	2.8
Unsecured senior notes payable	2,801,290	—	2,801,290	58.2	4.16	7.0
$1.65 billion unsecured senior line of credit	—	314,000	314,000	6.5	2.00	4.1
2019 Unsecured Senior Bank Term Loan	199,543	—	199,543	4.1	2.84	1.3
2021 Unsecured Senior Bank Term Loan	348,317	—	348,317	7.2	2.56	3.3
Total/weighted average	$4,251,357	$565,683	$4,817,040	100.0%	3.76%	5.3
Percentage of total debt	88%	12%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	45

Summary of Debt (continued)
September 30, 2017
(Dollars in thousands)

Debt	Stated Rate	Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2017	2018	2019	2020	2021	Thereafter
Secured notes payable
Greater Boston	L+1.35%	2.99%	8/23/18		$—	$211,940	$—	$—	$—	$—	$211,940	$(660)	$211,280
Greater Boston	L+1.50%	3.09	1/28/19	(3)	—	—	317,979	—	—	—	317,979	(1,595)	316,384
Greater Boston	L+2.00%	3.89	4/20/19	(3)	—	—	179,764	—	—	—	179,764	(2,104)	177,660
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.17	4/1/20		471	1,979	2,138	104,352	—	—	108,940	(835)	108,105
San Diego	4.66%	5.03	1/1/23		261	1,608	1,687	1,762	1,852	28,200	35,370	(345)	35,025
Greater Boston	3.93%	3.20	3/10/23		—	1,091	1,505	1,566	1,628	76,210	82,000	2,957	84,957
Greater Boston	4.82%	3.40	2/6/24		—	2,720	3,090	3,217	3,406	190,567	203,000	16,706	219,706
San Francisco	6.50%	6.78	7/1/36		—	22	23	25	26	677	773	—	773
Secured debt weighted-average interest rate/subtotal	3.80%	3.80			732	219,360	506,186	110,922	6,912	295,654	1,139,766	14,124	1,153,890

2019 Unsecured Senior Bank Term Loan	L+1.20%	2.84	1/3/19		—	—	200,000	—	—	—	200,000	(457)	199,543
2021 Unsecured Senior Bank Term Loan	L+1.10%	2.56	1/15/21		—	—	—	—	350,000	—	350,000	(1,683)	348,317
$1.65 billion unsecured senior line of credit	L+1.00%	2.00	10/29/21		—	—	—	—	314,000	—	314,000	N/A	314,000
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	—	—	400,000	—	—	400,000	(1,822)	398,178
Unsecured senior notes payable	4.60%	4.75	4/1/22		—	—	—	—	—	550,000	550,000	(2,922)	547,078
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	—	500,000	500,000	(3,381)	496,619
Unsecured senior notes payable	4.30%	4.52	1/15/26		—	—	—	—	—	300,000	300,000	(3,998)	296,002
Unsecured senior notes payable	3.95%	4.14	1/15/27		—	—	—	—	—	350,000	350,000	(4,638)	345,362
Unsecured senior notes payable	3.95%	4.09	1/15/28		—	—	—	—	—	425,000	425,000	(4,334)	420,666
Unsecured senior notes payable	4.50%	4.62	7/30/29		—	—	—	—	—	300,000	300,000	(2,615)	297,385
Unsecured debt weighted average/subtotal		3.75			—	—	200,000	400,000	664,000	2,425,000	3,689,000	(25,850)	3,663,150
Weighted-average interest rate/total		3.76%			$732	$219,360	$706,186	$510,922	$670,912	$2,720,654	$4,828,766	$(11,726)	$4,817,040

Balloon payments					$—	$211,940	$697,743	$503,979	$664,000	$2,708,417	$4,786,079	$—	$4,786,079
Principal amortization					732	7,420	8,443	6,943	6,912	12,237	42,687	(11,726)	30,961
Total debt					$732	$219,360	$706,186	$510,922	$670,912	$2,720,654	$4,828,766	$(11,726)	$4,817,040

Fixed-rate/hedged variable-rate debt					$732	$157,420	$516,443	$510,922	$356,912	$2,720,654	$4,263,083	$(11,726)	$4,251,357
Unhedged variable-rate debt					—	61,940	189,743	—	314,000	—	565,683	—	565,683
Total debt					$732	$219,360	$706,186	$510,922	$670,912	$2,720,654	$4,828,766	$(11,726)	$4,817,040

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)	See our table of secured construction loans on the following page regarding options to extend maturity dates.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	46

Summary of Debt (continued)
September 30, 2017
(Dollars in thousands)

Secured construction loans

Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Aggregate Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/18		$211,940	$—	$211,940
50 and 60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(1)	317,979	32,021	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(2)	4/20/19	(3)	179,764	124,517	304,281
					$709,683	$156,538	$866,221

(1)	We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(2)	See the interest rate cap agreements in the table at the bottom of this page.

(3)	We have two one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants

Debt Covenant Ratios (1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	37%	≤ 60.0%	30.9%
Secured Debt to Total Assets	≤ 40%	9%	≤ 45.0%	7.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.4x	≥ 1.50x	3.83x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	272%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	32.6%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.49x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate hedge agreements

Interest Rate Hedge Type	Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 9/30/17	Notional Amount in Effect as of
						9/30/17	12/31/17	12/31/18	12/31/19
Swap	March 31, 2017	March 31, 2018	4	0.78%	$692	$250,000	$250,000	$—	$—
Swap	March 31, 2017	March 31, 2018	11	1.51%	(554)	650,000	650,000	—	—
Cap	July 29, 2016	April 20, 2019	2	2.00%	66	108,000	126,000	150,000	—
Swap	March 29, 2018	March 31, 2019	8	1.16%	2,975	—	—	600,000	—
Swap	March 29, 2019	March 31, 2020	1	1.89%	(29)	—	—	—	100,000
Total					$3,150	$1,008,000	$1,026,000	$750,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of September 30, 2017, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on page 46.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	47

Definitions and Reconciliations
September 30, 2017

This section contains additional information for sections throughout this Supplemental Information package, as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	9/30/17	6/30/17		3/31/17	12/31/16	9/30/16
Net income	$59,546	$41,496		$47,555	$19,792	$28,559
Interest expense	31,031	31,748		29,784	31,223	25,850
Income taxes	1,305	1,333		767	737	355
Depreciation and amortization	107,788	104,098		97,183	95,222	77,133
Stock compensation expense	7,893	5,504		5,252	6,426	7,451
Loss on early extinguishment of debt	—	—		670	—	3,230
Gain on sales of real estate – rental properties	—	—		(270)	(3,715)	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	(14,106)	—		—	—	—
Gain on sales of real estate – land parcels	—	(111)		—	—	(90)
Impairment of real estate and non-real estate investments	—	4,694		—	16,024	11,179
Adjusted EBITDA	$193,457	$188,762		$180,941	$165,709	$153,667

Revenues	$285,370	$277,550	(1)	$270,877	$249,162	$230,379

Adjusted EBITDA margins	68%	68%		67%	67%	67%

(1)
Excludes impairment charges aggregating $4.5 million, primarily related to two non-real estate investments. We believe excluding impairment of non-real estate investments improves the consistency and comparability of the Adjusted EBITDA margins from period to period.

We use Adjusted EBITDA as a supplemental performance measure of our real estate rental operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our real estate rental operations on an unleveraged basis before the effects of interest, taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount in effect as of the end of the period, related to our operating RSF. Annual rental revenue and measures computed using annual rental revenue are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures. As of September 30, 2017, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

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Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in world-class collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Adjusted EBITDA	$193,457	$188,762	$180,941	$165,709	$153,667

Interest expense	$31,031	$31,748	$29,784	$31,223	$25,850
Capitalized interest	17,092	15,069	13,164	11,659	14,903
Amortization of loan fees	(2,840)	(2,843)	(2,895)	(3,080)	(3,080)
Amortization of debt premiums	652	625	596	383	5
Cash interest	45,935	44,599	40,649	40,185	37,678
Dividends on preferred stock	1,302	1,278	3,784	3,835	5,007
Fixed charges	$47,237	$45,877	$44,433	$44,020	$42,685

Fixed-charge coverage ratio:
– quarter annualized	4.1x	4.1x	4.1x	3.8x	3.6x
– trailing 12 months	4.0x	3.9x	3.8x	3.6x	3.6x

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Definitions and Reconciliations (continued)
September 30, 2017

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute funds from operations in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are generally expected to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis, and our total cash investment in the property.

Items included in net income (loss) attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe this tabular presentation promotes a better understanding of corporate-level decisions and activities that significantly impact comparison of our operating results from period to period. We also believe this tabular presentation will supplement an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments for held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant gains or losses for non-real estate investments are not related to the operating performance of our real estate, as they result from strategic, corporate-level non-real estate investment decisions and market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate, as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in our Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not in accordance with, or intended to be presentations in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
September 30, 2017

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. See “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	9/30/17		6/30/17		3/31/17		12/31/16		9/30/16
Secured notes payable	$1,153,890		$1,127,348		$1,083,758		$1,011,292		$789,450
Unsecured senior notes payable	2,801,290		2,800,398		2,799,508		2,378,262		2,377,482
Unsecured senior line of credit	314,000		300,000		—		28,000		416,000
Unsecured senior bank term loans	547,860		547,639		547,420		746,471		746,162
Unamortized deferred financing costs	27,803		29,710		31,616		29,917		31,420
Cash and cash equivalents	(118,562)		(124,877)		(151,209)		(125,032)		(157,928)
Restricted cash	(27,713)		(20,002)		(18,320)		(16,334)		(16,406)
Net debt	$4,698,568		$4,660,216		$4,292,773		$4,052,576		$4,186,180

Net debt	$4,698,568		$4,660,216		$4,292,773		$4,052,576		$4,186,180
7.00% Series D convertible preferred stock	74,386		74,386		74,386		86,914		161,792
6.45% Series E redeemable preferred stock	—		—		—		130,000		130,000
Net debt and preferred stock	$4,772,954		$4,734,602		$4,367,159		$4,269,490		$4,477,972

Adjusted EBITDA:
– quarter annualized	$773,828		$755,048		$723,764		$662,836		$614,668
– trailing 12 months	$728,869		$689,079		$650,579		$610,839		$591,646
Net debt to Adjusted EBITDA:
– quarter annualized	6.1	x	6.2	x	5.9	x	6.1	x	6.8	x
– trailing 12 months	6.4	x	6.8	x	6.6	x	6.6	x	7.1	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.2	x	6.3	x	6.0	x	6.4	x	7.3	x
– trailing 12 months	6.5	x	6.9	x	6.7	x	7.0	x	7.6	x

Net operating income and operating margin

The following table reconciles net income (loss) to total net operating income:

	Three Months Ended		Nine Months Ended
(In thousands)	9/30/17	9/30/16	9/30/17	9/30/16
Net income (loss)	$59,546	$28,559	$148,597	$(69,591)

Equity in (earnings) losses of unconsolidated real estate joint ventures	(14,100)	(273)	(15,050)	270
General and administrative expenses	17,636	15,854	56,099	46,426
Interest expense	31,031	25,850	92,563	75,730
Depreciation and amortization	107,788	77,133	309,069	218,168
Impairment of real estate	—	8,114	203	193,237
Loss on early extinguishment of debt	—	3,230	670	3,230
Gain on sales of real estate – rental properties	—	—	(270)	—
Gain on sales of real estate – land parcels	—	(90)	(111)	(90)
Net operating income	$201,901	$158,377	$591,770	$467,380

Revenues	$285,370	$230,379	$829,306	$672,544

Operating margin	71%	69%	71%	69%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gain or loss on early extinguishment of debt, and gain or loss on sales of real estate. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving

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September 30, 2017

net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, annual rental revenue, annual rental revenue per occupied RSF, occupancy percentage, leasing activity, rental rates, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
213 East Grand Avenue	1
100 Binney Street	1
400 Dexter Avenue North	1
8

Development – placed into service after January 1, 2016	Properties
50 and 60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455 and 1515 Third Street	2
8

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
5

Redevelopment – placed into service after January 1, 2016	Properties
10151 Barnes Canyon Road	1
11 Hurley Street	1
10290 Campus Point Drive	1
3

Acquisitions after January 1, 2016	Properties
Torrey Ridge Science Center	3
Alexandria Center® at One Kendall Square	9
88 Bluxome Street	1
960 Industrial Road	1
1450 Page Mill Road	1
201 Haskins Way	1
16
Total properties excluded from same properties	40
Same properties	166
Total properties in North America as of September 30, 2017	206

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock, 6.45% Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

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Definitions and Reconciliations (continued)
September 30, 2017

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Unencumbered net operating income	$164,291	$158,072	$157,391	$143,570	$137,943
Encumbered net operating income	37,610	38,007	36,399	32,348	20,434
Total net operating income	$201,901	$196,079	$193,790	$175,918	$158,377
Unencumbered net operating income as a percentage of total net operating income	81%	81%	81%	82%	87%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Weighted-average interest rate for capitalization of interest	3.96%	3.98%	3.95%	3.72%	3.78%

Weighted-average shares of common stock outstanding – diluted

In March 2017, we entered into agreements to sell an aggregate of 6.9 million shares of our common stock, consisting of an initial issuance of 2.1 million shares and the remaining 4.8 million shares subject to forward equity sales agreements, at a public offering price of $108.55 per share less underwriters’ discount. We issued the initial 2.1 million shares at closing in March 2017 for net proceeds, after underwriters’ discount and issuance costs, of $217.8 million and expect to settle the forward equity sales agreements on the remaining 4.8 million shares of common stock no later than March 2018.

Weighted-average shares of common stock outstanding – diluted for 3Q17 used in the computation of earnings per share – diluted, and funds from operations per share – diluted for 3Q17, include 4.8 million shares related to the forward equity sales agreements using the treasury method of accounting (which assumes an issuance at the contractual price less the assumed repurchase of common shares at the average market price by using the net proceeds of $495.5 million). In July 2016, we entered into similar forward equity sales agreements that were settled in December 2016. The weighted-average shares of common stock outstanding – diluted during each period include the following shares related to our forward equity sales agreements:

	Three Months Ended					Nine Months Ended
(In thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	3Q17	3Q16
Earnings per share – diluted	698	530	53	—	751	430	—
Funds from operations – diluted	698	530	53	480	751	430	252

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